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December 29, 2017
Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:
We have read Sub-Item 77K of Form N-SAR dated
December 29, 2017, of the Mirae Asset Discovery
Funds and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP